ARC Document Solutions Reports Results for First Quarter 2018
WALNUT CREEK, CA – (May 1, 2018) – ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to design, engineering, construction, and facilities management professionals, today reported its financial results for the first quarter ended March 31, 2018.

Financial Highlights:
	Three Months Ended
	March 31,
(All dollar amounts in millions, except EPS)	2018	2017
Net Sales	$97.7	$98.7
Gross Margin	30.9%	31.2%
Net income attributable to ARC	$0.6	$1.8
Adjusted net income attributable to ARC	$0.5	$1.9
Earnings per share - Diluted	$0.01	$0.04
Adjusted earnings per share - Diluted	$0.01	$0.04
Cash (used in) provided by operating activities	$(2.0)	$6.9
EBITDA	$10.2	$12.8
Adjusted EBITDA	$10.9	$13.6
Capital Expenditures	$2.9	$2.0
Debt & Capital Leases (including current), net of unamortized deferred financing fees	$138.1	$154.3
Management Commentary
“We are starting to see our sales declines moderating, while we experience a return to growth in our more traditional business lines. This is encouraging and clear evidence that we are making progress against our strategic objectives laid out last year,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC Document Solutions. “Our renewed focus on ARC’s print business gained considerable traction during the quarter with a 2.1% increase in CDIM.”

“While our efforts to protect our print business and grow our tech business are starting to show results, recent experience shows that we must continue to make changes as we move forward and stay ahead of the curve in an ever-changing business environment,” said Mr. Suriyakumar. “We remain upbeat about the coming year and our strategic direction, and in pursuit of further progress, we will continue to support initiatives that are growing, but shrink costs associated with products and services that have not.”

“Medical costs were exceptionally high during the period, having a 140 basis point impact on our operating margins and a two cent impact on earnings per share. Despite these costs, gross margin declined just 30 basis points,” said Jorge Avalos, Chief Financial Officer. “Negative cash flow from operations was due to changes in working capital, and more specifically the timing of payables. This is a trend that is likely to be familiar to our long-term investors, and as usual, we expect this trend to reverse by the second half of the year, and anticipate strong cash flows for the year as our forecast demonstrates.”

2018 First Quarter Supplemental Information:
Net sales were $97.7 million, a 1.0% decrease compared to the first quarter of 2017.

Days sales outstanding were 55 in Q1 2018 and 54 in Q1 2017.

Architectural, engineering, construction and building owner/operators (AEC/O) customers comprised approximately 79% of our total net sales, while customers outside of construction made up approximately 21% of our total net sales.

Total number of MPS locations at the end of the first quarter has grown to approximately 10,270, a net gain of approximately 590 locations over Q1 2017.

Adjusted EBITDA excludes loss on extinguishment and modification of debt and stock-based compensation expense.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended
	March 31,
Services and Product Line	2018	2017
CDIM	53.5%	51.9%
MPS	32.2%	32.9%
AIM	3.0%	3.3%
Equipment and supplies sales	11.3%	11.9%
Outlook
The outlook for ARC Document Solutions remains unchanged with 2018 fully-diluted annual adjusted earnings per share anticipated to be in the range of $0.10 to $0.16; 2018 annual cash provided by operating activities projected to be in the range of $44 to $50 million; and 2018 annual adjusted EBITDA forecast to be in the range of $48 to $54 million.
Teleconference and Webcast
ARC Document Solutions will hold a conference call with investors and analysts on Tuesday, May 1, 2018, at 2 P.M. Pacific Time (5 P.M. Eastern Time) to discuss results for the Company's 2018 first quarter. To access the live audio call, dial 800-239-9838. International callers may join the conference by dialing +1 323-794-2551. The conference code is 9761261. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at http://ir.e-arc.com. A recording of the webcast will be available for approximately 90 days following the call's conclusion.

About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions distributes Documents and Information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The Company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as "return to growth," "making progress," "remain upbeat," “guidance,” "expect," “projected,” "forecast," "outlook,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	March 31,	December 31,
Current assets:	2018	2017
Cash and cash equivalents	$13,968	$28,059
Accounts receivable, net of allowances for accounts receivable of $2,516 and $2,341	59,893	57,011
Inventories, net	19,577	19,937
Prepaid expenses	5,220	4,208
Other current assets	4,313	5,266
Total current assets	102,971	114,481
Property and equipment, net of accumulated depreciation of $199,231 and $198,693	63,083	64,245
Goodwill	121,051	121,051
Other intangible assets, net	8,078	9,068
Deferred income taxes	28,043	28,029
Other assets	2,577	2,551
Total assets	$325,803	$339,425
Current liabilities:
Accounts payable	$20,850	$24,289
Accrued payroll and payroll-related expenses	9,552	12,617
Accrued expenses	14,912	17,201
Current portion of long-term debt and capital leases	20,198	20,791
Total current liabilities	65,512	74,898
Long-term debt and capital leases	117,888	123,626
Other long-term liabilities	3,279	3,290
Total liabilities	186,679	201,814
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 47,936 and 47,913 shares issued and 45,262 and 45,266 shares outstanding	48	48
Additional paid-in capital	121,650	120,953
Retained earnings	21,152	20,524
Accumulated other comprehensive loss	(1,954)	(1,998)
	140,896	139,527
Less cost of common stock in treasury, 2,674 and 2,647 shares	9,350	9,290
Total ARC Document Solutions, Inc. stockholders’ equity	131,546	130,237
Noncontrolling interest	7,578	7,374
Total equity	139,124	137,611
Total liabilities and equity	$325,803	$339,425

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended
	March 31,
	2018	2017
Service sales	$86,710	$86,964
Equipment and supplies sales	10,998	11,767
Total net sales	97,708	98,731
Cost of sales	67,523	67,893
Gross profit	30,185	30,838
Selling, general and administrative expenses	27,301	25,147
Amortization of intangible assets	1,008	1,115
Income from operations	1,876	4,576
Other income, net	(81)	(19)
Loss on extinguishment and modification of debt	—	66
Interest expense, net	1,442	1,555
Income before income tax provision	515	2,974
Income tax provision	39	1,226
Net income	476	1,748
Loss attributable to the noncontrolling interest	152	36
Net income attributable to ARC Document Solutions, Inc. shareholders	$628	$1,784
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.01	$0.04
Diluted	$0.01	$0.04
Weighted average common shares outstanding:
Basic	44,741	45,639
Diluted	44,855	46,382

ARC Document Solutions, Inc. Consolidated Statements of Cash Flows (In thousands) (Unaudited)	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities
Net income	$476	$1,748
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Allowance for accounts receivable	327	208
Depreciation	7,129	7,139
Amortization of intangible assets	1,008	1,115
Amortization of deferred financing costs	60	94
Stock-based compensation	653	737
Deferred income taxes	(92)	1,177
Deferred tax valuation allowance	57	(11)
Loss on extinguishment and modification of debt	—	66
Other non-cash items, net	(44)	27
Changes in operating assets and liabilities:
Accounts receivable	(2,913)	(53)
Inventory	524	(1,534)
Prepaid expenses and other assets	(150)	(202)
Accounts payable and accrued expenses	(9,014)	(3,569)
Net cash (used in) provided by operating activities	(1,979)	6,942
Cash flows from investing activities
Capital expenditures	(2,892)	(2,012)
Other	380	132
Net cash used in investing activities	(2,512)	(1,880)
Cash flows from financing activities
Proceeds from stock option exercises	—	68
Proceeds from issuance of common stock under Employee Stock Purchase Plan	44	36
Share repurchases	(60)	—
Contingent consideration on prior acquisitions	(53)	(70)
Early extinguishment of long-term debt	—	(8,500)
Payments on long-term debt agreements and capital leases	(5,751)	(3,808)
Borrowings under revolving credit facilities	2,000	1,500
Payments under revolving credit facilities	(5,875)	(125)
Net cash used in financing activities	(9,695)	(10,899)
Effect of foreign currency translation on cash balances	95	267
Net change in cash and cash equivalents	(14,091)	(5,570)
Cash and cash equivalents at beginning of period	28,059	25,239
Cash and cash equivalents at end of period	$13,968	$19,669
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Capital lease obligations incurred	$3,275	$7,920

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Service sales
CDIM	$52,320	$51,258
MPS	31,467	32,494
AIM	2,923	3,212
Total service sales	86,710	86,964
Equipment and supplies sales	10,998	11,767
Total net sales	$97,708	$98,731

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows (used in) provided by operating activities to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Cash flows (used in) provided by operating activities	$(1,979)	$6,942
Changes in operating assets and liabilities	11,553	5,358
Non-cash expenses, including depreciation and amortization	(9,098)	(10,552)
Income tax provision	39	1,226
Interest expense, net	1,442	1,555
Loss attributable to the noncontrolling interest	152	36
Depreciation and amortization	8,137	8,254
EBITDA	10,246	12,819
Loss on extinguishment and modification of debt	—	66
Stock-based compensation	653	737
Adjusted EBITDA	$10,899	$13,622

See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income attributable to ARC Document Solutions, Inc. to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Net income attributable to ARC Document Solutions, Inc.	$628	$1,784
Interest expense, net	1,442	1,555
Income tax provision	39	1,226
Depreciation and amortization	8,137	8,254
EBITDA	10,246	12,819
Loss on extinguishment and modification of debt	—	66
Stock-based compensation	653	737
Adjusted EBITDA	$10,899	$13,622

See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income attributable to ARC to unaudited adjusted net income attributable to ARC (In thousands, except per share data) (Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Net income attributable to ARC Document Solutions, Inc.	$628	$1,784
Loss on extinguishment and modification of debt	—	66
Income tax benefit related to above items	—	(26)
Deferred tax valuation allowance and other discrete tax items	(149)	28
Adjusted net income attributable to ARC Document Solutions, Inc.	$479	$1,852

Actual:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.01	$0.04
Diluted	$0.01	$0.04
Weighted average common shares outstanding:
Basic	44,741	45,639
Diluted	44,855	46,382

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.01	$0.04
Diluted	$0.01	$0.04
Weighted average common shares outstanding:
Basic	44,741	45,639
Diluted	44,855	46,382

See Non-GAAP Financial Measures discussion below.

Non-GAAP Financial Measures
EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBITDA represents net income before interest, taxes, depreciation and amortization.
We have presented EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. We use EBITDA to compare the performance of our operating segments and to measure performance for determining consolidated-level compensation. In addition, we use EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three months ended March 31, 2018 and 2017 to reflect the exclusion of loss on extinguishment and modification of debt and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three months ended March 31, 2018 and 2017.
We have presented adjusted EBITDA for the three months ended March 31, 2018 and 2017 to exclude loss on extinguishment and modification of debt and stock-based compensation expense. The adjustment of EBITDA for these items is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.